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              ALLIANCE INSTITUTIONAL FUNDS, INC.

                   ARTICLES SUPPLEMENTARY

         Alliance Institutional Funds, Inc., a Maryland corporation having its principal office in Maryland in the City of Baltimore (hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 5,000,000,000 shares and classifies such additional shares as 1,250,000,000 shares of Class I Common Stock of Alliance Technology Institutional Fund, 1,250,000,000 shares of Class II Common Stock of Alliance Technology Institutional Fund, 1,250,000,000 shares of Class I Common Stock of Alliance International Premier Growth Institutional Fund and 1,250,000,000 shares of Class II Common Stock of Alliance International Premier Growth Institutional Fund. Alliance Technology Institutional Fund and Alliance International Premier Growth Institutional Fund are referred to herein as the "Series."

         SECOND: The shares of the Class I Common Stock and Class II Common Stock of the Series of the Corporation as so classified by the Corporation's Board of Directors, shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption set forth in the Corporation's Charter with respect to Class I Common Stock and Class II Common Stock of each other series and shall be subject to all provisions of the Charter relating to stock of the Corporation generally.

         THIRD:    A.  Immediately before the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes that the Corporation had authority to issue was 24,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $24,000,000, classified as follows:

                                  Class I           Class II
    Name of Series              Common Stock      Common Stock

Alliance Premier                3,000,000,000     3,000,000,000
 Growth Institutional
 Fund

Alliance Quasar                 3,000,000,000     3,000,000,000
 Institutional Fund

Alliance Real                   3,000,000,000     3,000,000,000



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 Estate Investment
 Institutional Fund

Alliance Special                3,000,000,000     3,000,000,000
 Equity Institutional
 Fund

                   B.  Immediately after the increase in
authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 29,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $29,000,000, classified as follows:

                                  Class I           Class II
    Name of Series              Common Stock      Common Stock

Alliance Premier                3,000,000,000     3,000,000,000
 Growth Institutional
 Fund

Alliance Quasar                 3,000,000,000     3,000,000,000
 Institutional Fund

Alliance Real                   3,000,000,000     3,000,000,000
 Estate Investment
 Institutional Fund

Alliance Special Equity         3,000,000,000     3,000,000,000
  Institutional Fund

Alliance Technology             1,250,000,000     1,250,000,000
  Institutional Fund

Alliance International          1,250,000,000     1,250,000,000
  Premier Growth
  Institutional Fund

         FOURTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         FIFTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors of the Corporation in accordance with Section 2-105(c) of the Maryland General Corporation Law.

         SIXTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.




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         IN WITNESS WHEREOF, Alliance Institutional Funds, Inc.
has caused these Articles Supplementary to be executed by the Executive Vice President of the Corporation and witnessed by its Secretary as of this 6th day of October, 2000. The Executive Vice President of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE INSTITUTIONAL FUNDS, INC.

                                 /s/ Kathleen Corbet
                             By:___________________________
                                     Kathleen Corbet



WITNESS:

/s/ Edmund P. Bergan
_________________________
    Edmund P. Bergan







00250237.A09